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                                                                      EXHIBIT 11
Statement re: computation of earnings per share

                                                                1995          1994          1993
                                                             ---------     ----------    ----------
Computation of net income per share (primary basis)
  Weighted average number of shares of common
    stock outstanding                                         3,353,202     3,299,024     3,063,586
  Incremental shares from exercise of stock options             173,072       180,140           382
                                                             ----------    ----------    ----------
                                                              3,526,274     3,479,164     3,063,968
                                                             ==========    ==========    ==========
Net income                                                   $1,884,000    $4,248,000    $1,862,000
                                                             ==========    ==========    ==========
Net income per share (primary basis)*                        $     0.53    $     1.22    $     0.60
                                                             ==========    ==========    ==========
Computation of net income per share (fully-diluted basis)
  Weighted average number of shares of common
    stock outstanding                                         3,353,202     3,299,024     3,063,586
  Incremental shares from exercise of stock options             173,072       180,140       161,832
                                                             ----------    ----------    ----------
                                                              3,526,274     3,479,164     3,225,418
                                                             ==========    ==========    ==========
Net income                                                   $1,884,000    $4,248,000    $1,862,000
                                                             ==========    ==========    ==========
Net income per share (fully-diluted basis)*                  $     0.53    $     1.22    $     0.58
                                                             ==========    ==========    ==========

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* Earnings per share for 1993 include reductions for cumulative effect of changes in accounting principles of $0.30 on a primary basis and $.28 on a fully-dilutive basis.